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                                                                    EXHIBIT 10.7

                       STRATEGIC RELATIONSHIP AGREEMENT
                               SOFTWARE TRAINING

              This Strategic Relationship Agreement (the "Agreement") between ProSoft Corporation, a Nevada corporation ("ProSoft"), and Innovus Corporation, a Delaware corporation ("Innovus") is entered into as of June 25, 1996.

              Whereas, ProSoft is in the business of conducting training programs instructing persons in the use of various software programs and systems in various types of computer hardware; and

              Whereas, Innovus is in the business of developing and marketing multimedia development software and applications for businesses and multimedia communication; and

              Whereas, ProSoft desires to include Innovus developed software and applications as subjects of its training courses, and ProSoft is willing to commit to provide such training courses in exchange for Innovus' commitments set forth herein.

              Now, therefore, in consideration of the aforesaid and the mutual agreements set forth below, ProSoft and Innovus agree as follows:

              1.     Training Agent. ProSoft shall act as the exclusive training
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agent to train persons in the use of Innovus software and applications during the term of this Agreement and pursuant to the provisions hereof, except that Innovus will have the right to train or designate other trainers for (i) major Innovus customers which Innovus determines, in its sole discretion, require direct training by Innovus or in-house corporate or institutional staff;
(ii) value added resellers ("VAR's") located in cities or surrounding metropolitan areas in which ProSoft had no training facilities at the time Innovus first designated an alternative trainer for such area, and (iii) any distribution partners of Innovus which require, as a condition to acting as such distribution partner, their own training programs.

              2.     ICP Certification.
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              (a)    ProSoft and Innovus shall jointly develop the industry
standard "Innovus Certified Professional" or "ICP" through the development of technical curriculum (as defined below) and courseware (as defined below) for the training of persons in Innovus applications and software. This technical curriculum and software will be developed from and based upon the existing Innovus training procedures and courseware. Although both parties will be collaborating in the development of the technical curriculum and courseware, Innovus shall retain all rights to the technical curriculum, and ProSoft shall have the rights to the courseware, subject to Innovus' rights under Paragraph 4 hereof.


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              (b)      As used herein, the "technical curriculum" for the ICP
certification program shall refer to the compilation of substantive and procedural knowledge which must be attained by a trainee in order to be qualified as an ICP professional. As used herein, "courseware" shall refer to the particular manuals, software or combination thereof which conveys the technical curriculum to the trainee.

              (c) ProSoft shall incorporate the ICP training program into its existing vocational training tracks that currently provide training for a Microsoft Certified Professional (MCP) and a Certified Internet Trainer (CIT). ProSoft and Innovus shall jointly consider the development of an extended ICP program independent of the MCP and CIT programs that ProSoft could market as a six to eight week ICP program for persons with limited prior experience in the field. ProSoft and Innovus, in considering whether to develop such a program shall consider only the demand for such program and the cost involved in its development.

              (d) ProSoft shall begin offering the ICP training program prior to 9/30/96.

              3.       Initial Training. Innovus will train at Innovus' Salt
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Lake City, Utah facility and certify up to four trainers designated by ProSoft in INNOVUS Multimedia technologies at Innovus' own expense; provided that ProSoft will bear the travel, food and lodging expenses of such designated trainers. These trainers will then be responsible for developing and certifying the remainder of the ProSoft training staff at ProSoft's own expense.

              4.       Distribution and Use of Courseware. ProSoft shall be
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responsible for working with Innovus to keep the courseware content current and consistent with the technical curriculum in all training environments. Innovus shall have the right to use, copy and distribute the courseware without license fees or other compensation to ProSoft in connection with training provided by Innovus or its affiliates. If Innovus designates other trainers pursuant to Paragraph 1 hereof, ProSoft shall offer to sell copies of the courseware to such designated trainers. The price and licensing terms for such courseware sales shall be competitive with other similar courseware. However, if the price or licensing terms established for the courseware by Prosoft is not competitive, in Innovus' reasonable judgement, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association ("AAA") under its Commercial Mediation Rules before resorting to arbitration, litigation, or some other dispute resolution procedure. The mediator chosen shall be experienced in the computer software industry. Unless otherwise agreed by the parties, the mediation shall take place in Salt Lake City, Utah. If the disputed terms are monetary (including license fees) and if the parties are unable to agree on a settlement amount through mediation, the parties shall submit their dispute to a neutral person appointed by the AAA who shall select between their final negotiated positions, that selection being binding on the parties.

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              5.     Training Classes Schedule. ProSoft, with the approval of
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Innovus, shall develop and publish a schedule of commercial Innovus end-user and
VAR certification training classes [and/or accommodate closed and customized training classes for Innovus clients.] ProSoft will use its best efforts to provide sufficient training sessions to meet the demand for such classes as it arises. ProSoft and Innovus will consult regularly to determine the magnitude of such demand. Notwithstanding the above, there will be at least one training program on both the East and the West coasts that begins in each month during the term of this Agreement.

              6.     CBT Materials for ProSoft. Innovus will work with ProSoft
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to develop computer based training ("CBT") materials for all of ProSoft's training programs. The exact nature of this arrangement will be the subject of a separate agreement to be executed as soon as reasonably practicable following the date of the execution of this Agreement. ProSoft will use its best efforts to develop CBT materials using Innovus software and applications for all of ProSoft's current and future Internet/Microsoft-based curricula for use in commercial training.

              7.     Limitation on ProSoft. During the term of this
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Agreement, ProSoft will not contract with nor deliver training in any multimedia authoring or development tool designed for business applications directly competitive with INNOVUS Multimedia.

              8.     Providing Information. ProSoft will regularly provide
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Innovus with the names, addresses, company affiliation and [other information?]
of all persons taking any ProSoft training course providing instruction in Innovus software or applications. Innovus can use this information for mailings and other marketing purposes. The information shall be supplied in such electronic format as may be reasonably requested by Innovus.

              9.     Compensation.
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              (a) The parties acknowledge that Innovus will be compensated for its activities hereunder by the increased exposure for its products provided by ProSoft and the reduced need for in-house training personnel. The parties acknowledge that ProSoft will be compensated for its activities hereunder by receipt of tuition and fees from persons desiring training in Innovus products.

              (b) Innovus shall have the right to enroll persons for training in ProSoft operated training courses and shall be compensated for such enrollment by receiving from ProSoft twenty-five percent (25%) of the gross tuition received by ProSoft from such person. ProSoft shall pay such compensation by the 15th of each calendar month with respect to tuition received by ProSoft during the immediately preceding calendar month. ProSoft will allow Innovus the right to inspect ProSoft's books and records as may be reasonably necessary to verify the accuracy of such payments.

              10.    Term. This Agreement shall take effect immediately upon
                     ----
execution and continue in effect until the first anniversary of the date first written above, upon which date this

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Agreement shall be extended for an additional one-year period, and shall continue to be so extended on each following anniversary date, until or unless either party hereto provides written notice to the other 120 days before the applicable anniversary date that it wishes to terminate this Agreement, in which case such termination shall occur upon the following anniversary date.

      11.   Early Termination. Innovus shall have the right to terminate this
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Agreement at any time "for cause" if (i) the initial ICP course is not offered by the date specified in Paragraph 2(d) hereof, or (ii) less than seventy-five percent (75%) of the trainees having taken ProSoft sponsored ICP courses in any month do not obtain a passing grade based upon the test results data base provided to Innovus by ProSoft. ProSoft shall provide Innovus with such data base for the preceding month by the tenth business day of the next month.

      12.   Modification, Amendment and Waiver. This Agreement may be modified
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or amended only with the written consent of both the parties hereto, and any waiver of a provision hereof must be in writing and signed by any party which is to be held to have waived any rights hereunder.

      13.   Entire Agreement. This Agreement constitutes the entire agreement
            ----------------
among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement understanding among them with respect to such subject matter.

      14.   Severability. If any provision of this Agreement, or the application
            ------------
of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby, provided that both
                                                        --------
parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

      15.   Notices.     All notices, requests, demands, consents and other
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communications required or permitted hereunder shall be by telecopy or in writing and shall be deemed to have been duly given and received when personally delivered to an officer of each party hereto, or transmitted by telecopier, confirmation received, to the telephone number specified below, or five business days after such notice is mailed, certified mail return receipt requested, first-class postage prepaid, or the next day after such notice is sent by commercial courier, to the intended recipient at the address specified below:

         Innovus Corporation
         2060 E. 2100 South
         Salt Lake City, Utah 84109
         Fax: 80l-484-956l

         ProSoft Corporation
         7100 Knott Avenue
         Buena Park, California 90620

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or to such other address or telephone number as any party hereto shall have last designated by notice to the other parties.

      16.     APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
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IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF UTAH WITHOUT REGARD TO
PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF UTAH, AND TO VENUE IN THE CITY AND COUNTY OF SALT LAKE FOR ALL MATTERS CONCERNING THE INTERPRETATION, CONSTRUCTION OR ENFORCEMENT OF THIS AGREEMENT OR FOR ANY OTHER MATTERS CONCERNING OR ARISING OUT OF THIS AGREEMENT.

      17.    Binding Agreement. Except as otherwise specifically provided
             -----------------
herein, this Agreement shall be binding upon and inure to the benefit of both parties hereto, and their legal representatives, successors and assigns.

      18.    Counterparts.   This Agreement may be executed in one or more
             ------------
counterparts, and by telecopied facsimile of the signature on behalf of a party hereto, all of which shall constitute one and the same instrument.

      19.    Headings and Number. The paragraph headings in this Agreement are
             -------------------
for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

      20.    Limited Benefit. None of the provisions of this Agreement shall be
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for the benefit of or enforceable by any person not a party hereto or the legal representatives, successors and assigns of such parties.

      21.    No Offset. No party hereto shall be entitled to offset against any
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of its financial obligations under this Agreement any obligation owed to it or any of its Affiliates by any other party hereto or any of such other party's Affiliates.

      22.    Further Assurance. Each party hereof shall execute, acknowledge,
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deliver, file and record such other certificates, agreements, instruments and documents, and take such other actions, as may reasonably be necessary or advisable to carry out the intent and purposes of this Agreement.

      23.    Pronouns, Number.     All pronouns and any variations thereof shall
             ----------------
be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require, and both plural and singular forms of defined terms shall apply equally.


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            24.    Confidentiality.  The parties and their respective
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subsidiaries, directors, officers, agents and employees shall keep the terms of this Agreement, and any related document confidential, except as the disclosure thereof may be required by law, including the filing of this Agreement as an exhibit to a registration statement filed with the Securities and Exchange Commission and state securities agencies. Any press release concerning the subject matter of this Agreement must first be jointly approved by both parties hereto.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                            INNOVUS CORPORATION,
                                            a Delaware corporation


                                            By: /s/
                                               -------------------------------

                                            Title: President
                                                  ----------------------------

                                            PROSOFT CORPORATION,
                                            a Nevada corporation


                                            By: /s/
                                               ------------------------------

                                            Title: President
                                                  ---------------------------

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